Exhibit 1.1

Execution Version

ONEOK, INC.

Amendment No. 1 to the Equity Distribution Agreement

September 15, 2026

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Manager

Bank of America, N.A.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Forward Purchaser

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated August 4, 2026 (the “Agreement”), by and among ONEOK, Inc., an Oklahoma corporation (“Original ONEOK”), BofA Securities, Inc., as manager (the “Manager”), and Bank of America, N.A., as forward purchaser (the “Forward Purchaser”) relating to the issuance and sale from time to time of shares of common stock of the Original ONEOK, par value $0.01 per share, having an aggregate gross sales price to the public of up to $1,000,000,000 pursuant to the terms of the Agreement.

On September 10, 2026, Original ONEOK completed a series of reorganization transactions, including (i) the merger of Original ONEOK with and into Falcon Merger Sub, L.L.C. (“Falcon Merger Sub”), a newly formed Oklahoma limited liability company and wholly owned subsidiary of Falcon TopCo, Inc., an Oklahoma corporation (“Falcon TopCo”), with Falcon Merger Sub surviving such merger, (ii) renaming Falcon Merger Sub to “ONEOK, L.L.C.” and renaming Falcon TopCo to “ONEOK, Inc.” (“New ONEOK”) and (iii) New ONEOK succeeding to Original ONEOK as the issuer of the publicly traded common stock (collectively, the “Reorganization Transactions”).

Following the effectiveness of the Reorganization Transactions, the parties wish to amend the Agreement as set forth in this Amendment No. 1 to the Agreement (this “Amendment”) as follows:

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

Execution Version

SECTION 2. Amendments.

(a) New ONEOK hereby assumes all rights, obligations, covenants and liabilities of Original ONEOK as the “Company” under the Agreement and shall succeed to and be substituted for Original ONEOK as the “Company” for all purposes under the Agreement;

(b) All references to the “Company” and “ONEOK, Inc.” shall be deemed to refer to New ONEOK, unless the context otherwise requires; and

(c) All references in the Agreement to the subsidiaries, assets, operations and business of the Company shall be deemed to refer to the post-Reorganization Transactions structure.

SECTION 3. No Release; Preservation of Rights, Remedies and Obligations. Nothing in this Amendment shall diminish, impair or release any rights, remedies or indemnification protections that may be available to the Manager or the Forward Purchaser under the Agreement or applicable law.

SECTION 4. Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

SECTION 5. Counterparts. This Amendment may be signed in one or more counterparts, including facsimile and .pdf electronic counterparts (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement.

SECTION 6. Headings. The section headings used in this Amendment are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding among New ONEOK, ONEOK, L.L.C., the Manager and the Forward Purchaser, please so indicate in the spaces provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among such parties.

Very truly yours,

ONEOK, INC., an Oklahoma corporation

By:	/s/ Walter S. Hulse III
Name: Walter S. Hulse III
Title: Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

ONEOK, L.L.C., an Oklahoma limited liability company

By:	/s/ Walter S. Hulse III
Name: Walter S. Hulse III
Title: Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]

The foregoing Amendment is confirmed and accepted as of the date first written above.

BofA Securities, Inc.		Bank of America, N.A.

By:	/s/ Julio Hernandez	By:	/s/ Eric Coghlin
	Name: Julio Hernandez		Name: Eric Coghlin
	Title: Managing Director		Title: Managing Director

As Manager		As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in the Agreement.

[Signature Page to Amendment No. 1 to the Equity Distribution Agreement]